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                                                                   EXHIBIT 21.1

JABIL CIRCUIT, INC. SUBSIDIARIES
Ownership is 100% except where designated

Jabil Circuit Limited (United Kingdom)
Jabil Circuit Sdn. Bhd. (Malaysia)
Jabil Circuit of Michigan, Inc. (Michigan, USA)
Jabil Circuit Foreign Sales Corporation (Barbados)
Jabil Circuit de Mexico, S.A. de C.V. (Mexico)
Jabil Partners (Scotland)
Jabil Circuit Luxembourg, SARL (Luxembourg)
Jabil Circuit Srl, (Italy)
Jabil MPC, LLC (Florida, USA)
Jabil Circuit of Texas, LP (Florida, USA)
Jabil Texas Holdings LLC (Florida, USA)
Jabil Global Services, Inc. (Florida, USA)
GET Manufacturing, Inc. (British Virgin Islands)
General Electronics (HK) Ltd (Hong Kong)
General Electronics Services, Ltd (Hong Kong)
General Electronics (China) Ltd (Guernsey)
General Electronics Telecommunication (Panyu) Ltd (China) (85%)
Digitek Electronics Ltd (Hong Kong)
Link Win (Far East) Ltd (Hong Kong)
GET Manufacturing USA, Inc. (USA)
GETM Mexico S.A. de C.V. (Mexico)
GET Manufacturing Services GmbH (Germany)
GET Manufacturing Europe (Belgium)
General Electronic Development (Hong Kong)
Skytop International Ltd (Hong Kong)
CGE International Ltd (Hong Kong)